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Exhibit 4


Common Stock                                                       Common Stock

    Number                                                         Shares

                       CENTENNIAL FIRST FINANCIAL SERVICES
 --------------                                                 --------------

    Incorporated under the laws of the State of California       See Reverse for
                                                             Certain Definitions

                                                                CUSIP _________

This certifies that



is the record holder of


                     shares of no par value common stock of
                       Centennial First Financial Services

hereinafter designated the "Company", transferable on the share register of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. By the acceptance of this Certificate, the holder hereof assents to and agrees to be bound by all of the provisions of the Articles of Incorporation and all amendments thereto.

         Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:



Sally Flanders      Centennial First       Douglas C. Spencer
Secretary          Financial Services      President and Chief Executive Officer
                      Incorporated
                     Aug. 6, 1999
                      California

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common       UNIF GIFT MIN ACT -       Custodian
                                                          ------         ------
                                                          (Cust)         (Minor)
TEN ENT  - as tenants by the entireties                  under Uniform Gifts to
                                                         Minors Act
                                                                   ------------
JT TEN   - as joint tenants with right                                (State)
                   of survivorship and not as
                   tenants in common

     Additional abbreviations may also be used though not in the above list.


         For valued received, _________ hereby sell, assign and transfer unto

Please insert social security or other
   identifying number of assignee


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  (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

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                                                                         shares
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of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
     -----------------------


                          -----------------------------------------------------
                          Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed




By______________________________________________________ The
signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.